SEVERANCE, SETTLEMENT AND GENERAL RELEASE AGREEMENT


        THIS AMENDED AND RESTATED SEVERANCE, SETTLEMENT AND GENERAL
RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 9th day of February, 2000 by and among Shane H. Traveller ("SHT"), eAcceleration Corp., a Delaware corporation ("eAcceleration") and Acceleration Software International Corporation, a Washington corporation ("ASIC", and together with eAcceleration, the "Company") (collectively, the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

        WHEREAS, SHT was employed by the Company as Chief Financial Officer;

        WHEREAS, the Company desired to accept SHT's resignation as employee and officer; and

        WHEREAS, the Parties entered into a severance, settlement and General Release Agreement (the "Original Agreement") on February 9, 2000, whereby the Parties desired to settle fully and finally claims SHT may have had against the Company and that the Company may have had against SHT and others released therein, including, but not limited to, any matters arising out of his employment with the Company and his separation therefrom.

        WHEREAS, the Parties desire to amend certain terms of the Original Agreement and restate all of the terms of the Original Agreement as set forth hereby.

        NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

        1.    Non-Admission of Liability or Wrongdoing.

        This Agreement shall not be construed in any way as an admission by the Parties that any of them have acted wrongfully with respect to any other or any other person or that any one of them has any rights whatsoever against the others.

        2.    Resignation.

        Effective as of the date hereof, SHT hereby resigns as an officer, including as Chief Financial Officer, and employee of the Company. SHT agrees to return to the Company all assets, equipment or other items which are owned by the Company not later than ten (10) days after the date of this Agreement.

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        3. Consideration to SHT.

         (a) The Company shall pay to SHT $1,000 within seven (7) days following the execution and delivery of this Agreement;

         (b) The Company shall pay to SHT all salary payments for the month of February 2000 that he would have received if his employment with the Company was not terminated, at such times and in such manner as is in accordance with the Company's normal payroll procedures;

          (c) The Company shall pay to SHT the sum of $26,000 within ten (10) days following the first closing, of the initial public offering of the Company's common stock in connection with the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission on November 12, 1999 (the "Offering") or on or before June 30, 2000, whichever is sooner;

         (d) The Company shall pay to SHT the sum of $17,000 within ten (10) days following the date upon which the Company's common stock becomes publicly traded; and

         (e) Subject to the terms of the ASIC's 1999 Amended and Restated Stock Incentive Compensation Plan and the Nonqualified Stock Option Letter Agreement between ASIC and SHT, dated the date hereof (the "Option Agreement"), all stock options previously granted SHT by ASIC shall be amended so that SHT has options to purchase 20,000 shares of ASIC's common stock with an exercise price of $2.39 per share, which will fully vest and become exercisable immediately upon the Company's common stock becoming publicly traded and shall at the time of the proposed merger of ASIC with eAcceleration be options to purchase 10,000 shares of eAcceleration's common stock with an exercise price of $4.78 per share. The options shall be exercisable for a period of five (5) years from and after the date such options vest, and thereafter shall terminate. Other than the options set forth in this Section 3, SHT has no other options or entitlements to any kind of other securities to purchase any other securities of ASIC or eAcceleration. SHT acknowledges that the material breach of any terms of this Agreement by SHT shall entitle the Company, upon written notice to SHT, to immediately cancel SHT's option rights arising hereunder.

          4.    Ongoing Consulting Obligations of SHT

        From and after the date hereof, until immediately following the termination of the Offering (the "Consulting Period"), SHT shall make himself available to the Company at reasonable times and upon reasonable notice to assist and consult with the Company's Chief Executive Officer with respect to marketing, financial, accounting and administration matters and other activities of the Company which SHT was involved in during his employment by the Company. SHT shall not be entitled to any additional consideration for services rendered pursuant to this Section 4, nor be entitled to participate in any benefits provided to Company employees in connection with services provided to Company during the Consulting Period. SHT shall have no communications about the affairs or operations of the Company with Company employees or consultants, the public, suppliers, vendors or industry participants without the express written authorization of the Chief Executive Officer of the Company. SHT shall enter into no contracts and make no commitments on behalf of or in the name of

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

the  Company  on  or  following   the  effective  date of SHT's  resignation  in
accordance with Section 2 including during the Consulting Period or at any time thereafter.

        5.    Complete Release.

         (a) As a  material  inducement  to  the  Company  to  enter  into  this
Agreement, SHT hereby waives, releases and discharges the Company, its subsidiaries and their respective officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that SHT has asserted, now asserts or could have asserted, but not including any claim for the enforcement of this Agreement. This includes, but is not limited to, claims arising under any Federal, State or local laws (whether statutory, regulatory or judicial in origin) or that prohibit employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claim arising under Title VII of the United States Code or under any age, gender or disability-related discrimination law. Notwithstanding anything else contained in this Agreement, this Agreement is not intended to release any rights SHT has to seek and obtain indemnification and/or defense in the event that any claim is asserted against SHT by a third party.

         (b) As a material inducement to SHT to enter into this Agreement, the Company and its subsidiaries hereby irrevocably and unconditionally waives, releases and discharges SHT, his agents and attorneys, successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown to the Company, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, arising out of his employment and position as an officer and/or employee, and the resignation therefrom or the termination thereof, including, but not limited to, any claim that the Company has asserted, now asserts or could have asserted, but not including any (i) claims related to or for the enforcement of this Agreement and (ii) action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands or obligations of any other nature that arise out of or relate to any willful misconduct, negligence or fraud committed by SHT, or any violation thereby, unless such actions were taken in good faith with a reasonable belief that such actions were in the best interests of the Company. Notwithstanding anything else contained in this Agreement, this Agreement is not intended to release any rights the Company has to seek and obtain indemnification and/or defense in the event that any claim is asserted against the Company by a third party.

         (c) It is understood and agreed by the Parties that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The

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

Parties expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

        6.    Acknowledgments.

        SHT acknowledges that:

         (a) He has carefully read and fully understands all of the provisions of this Agreement;

         (b) He is, through this Agreement, releasing the Company and its affiliates from any and all claims he or she may have against any of them and being released from certain liabilities by the Company;

         (c) He knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

         (d) He knowingly and voluntarily intends to be legally bound by the same;


         (e) He was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his or her choice prior to executing this Agreement; and

         (f) He has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired.

        7.    Non-Disclosure.

        SHT shall not disclose or deliver to any other party any trade secrets or confidential or proprietary information gained through employment with the Company. This includes, but is not limited to, proprietary technologies, patents, patent applications, software programs and tools, financial information, business plans, systems, files, algorithms, file structures, customer lists, supplier lists, internal program structures, options, documentation and data developed by the Company or any subsidiary or division thereof. SHT agrees that any breach of this Section 7 may cause the Company substantial and irreparable damages that would not be quantifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

        8.    Non-Disparagement.

        The Parties mutually agree not to publish, communicate or disseminate any negative information regarding this Agreement to the public, the media, suppliers, vendors and/or other industry participants.

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

        9.    No Representations.

        The Parties represent that in signing this Agreement, they do not rely on nor have they relied on any representation or statement not specifically set forth in this Agreement by any of the releasees or by any of the releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

        10.   Successors.

        This Agreement shall be binding upon and inure to the benefit of the Parties and their respective administrators, representatives, executors, successors and assigns, by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

        11.   Governing Law.

        This agreement is made and entered into in this State of Washington, and shall in all respects be interpreted, enforced and governed under the laws of the State of Washington.

        12.   Arbitration.

         (a) Any dispute arising between the Parties, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in Seattle, Washington, before an experienced employment arbitrator and selected in accordance with the rules of the American Arbitration Association labor tribunal. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the Parties.

         (b) Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party with respect to any claim waived by this Agreement or pursue any other Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

        13.   Proper Construction.

         (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties;

         (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires;

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

         (c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

        14.   Severability.

        Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

        15.   Entire Agreement.

        This Agreement and the Option Agreement set forth the entire agreement between the Parties, and fully supersede any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Parties are null and void.

        16.   Non-Solicitation and Non-Interference.

        For a period of twelve (12) months after the date of this Agreement, SHT shall not:

           (a) for SHT's own account or for the account of any other person or entity, directly or indirectly interfere with the Company's or any of its affiliates' or subsidiaries' relationship with any of its suppliers, customers, accounts, brokers, representatives or agents; or

           (b) employ or otherwise engage, or solicit, entice or induce on behalf of himself or any other person or entity, directly or indirectly, the services, retention or employment of any current employee or consultant of the Company or of any affiliate or subsidiary of the Company.

        17.   Counterparts.

        This Agreement may be executed in counterparts.  Each counterpart  shall
be  deemed  an  original,   and  when  taken  together  with  the  other  signed
counterpart, shall constitute one fully executed Agreement.

        18.   Further Assurances.

        From and after the date hereof, the parties hereto shall take all actions, including the execution and delivery of all documents, necessary to effectuate the terms hereof.

        19.   Survival.

        All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

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


        PLEASE READ CAREFULLY. THIS AMENDED AND RESTATED SEVERANCE, SETTLEMENT AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

              Poulsbo, Washington                        Poulsbo, Washington
Dated as of:  February 9, 2000           Dated as of:    February   9, 2000




                                /s/ Shane H. Traveller
                              ----------------------------------------
                              Shane H. Traveller


                              eACCELERATION CORP.


                              By:     /s/ Clint Ballard
                                  ------------------------------------
                                  Clint Ballard
                                  President and Chief Executive Officer


                              ACCELERATION SOFTWARE INTERNATIONAL
                              CORPORATION


                              By:     /s/ Clint Ballard
                                  ------------------------------------
                                  Clint Ballard
                                  President and Chief Executive Officer